                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Emerging Growth Fund:

We consent to the use in this Registration Statement of Oppenheimer Emerging
Growth Fund of our report dated November 21, 2002, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights"
appearing in the Prospectus, which is also part of such Registration
Statement and "Independent Auditors" appearing in the Statement of Additional
Information.

                              KPMG LLP

Denver, Colorado
December 20, 2002